UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 26, 2012 (Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

As previously announced on a Current Report filed on Form 8-K dated December 21, 2012, U.S. Geothermal Inc. (the “Company”) entered into agreements with a limited number investors (each, an “Investor” and collectively, the “Investors”), pursuant to which the Investors have agreed to acquire, in total, approximately 11,810,816 units (each, a “Unit” and collectively, the “Units”) of the Company at a price of $0.37 per Unit (the “Offering”). Each Unit consists of one share of common stock of the Company (each, a “Unit Share” and collectively, the “Unit Shares”) and one-half of one common stock purchase warrant (each whole warrant, a “Warrant” and collectively, the “Warrants”). Each Warrant will entitle the holder thereof to acquire one additional share of common stock of the Company for a period of 60 months following the closing of the Offering for $0.50 per share of common stock of the Company.

The Unit Shares, Warrants and Warrant Shares were registered for offer and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company’s Registration Statement on Form S-3, as amended (Registration No. 333-170202), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 1, 2010 (the “Shelf Registration Statement”). In connection with this Offering, the Company has filed with the SEC a prospectus supplement dated December 21, 2012 pursuant to Rule 424(b) under the Securities Act.

The Opinion of Dorsey & Whitney LLP and Consent of Dorsey & Whitney LLP are filed herewith as Exhibits 5.1 and 23.1, respectively. This Current Report on Form 8-K is being filed for the purposes of incorporating Exhibits 5.1 and 23.1 by reference as exhibits to the Shelf Registration Statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Dorsey & Whitney LLP *
23.1	Consent of Dorsey & Whitney LLP (contained in its opinion filed as Exhibit 5.1) *

* Exhibits are hereby incorporated by reference as exhibits to the Shelf Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2012	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Dorsey & Whitney LLP *
23.1	Consent of Dorsey & Whitney LLP (contained in its opinion filed as Exhibit 5.1) *

* Exhibits are hereby incorporated by reference as exhibits to the Shelf Registration Statement.